UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022 (May 2, 2022)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE	30328
Building 400, Suite 1700	(Zip Code)
Atlanta, Georgia
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 391-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2022, subsidiaries of Veritiv Corporation (the “Company”), Paper Corporation of North America, Veritiv Canada, Inc. (“Veritiv Canada”) and, solely for purposes of Section 8.9 (and Article I and Article XI to the extent applicable to Section 8.9) of the Purchase Agreement (as defined herein), Veritiv Operating Company, entered into an amendment (the “Amendment”) to the definitive stock purchase agreement (the “Purchase Agreement”) with Imperial Dade Canada Inc. (“Buyer”) and Imperial Bag & Paper Co. LLC. The parties entered into the Amendment in order to (i) adjust the target working capital definition, (ii) insert an additional exception to the Company’s non-compete obligations and (iii) insert a customary further assurances covenant with respect to certain shared contracts between Veritiv Canada and the Company or one of its affiliates.

The foregoing description of the Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 2, 2022, the Company completed its previously announced sale of all of the outstanding common shares of Veritiv Canada to Buyer for a purchase price of CAD $240 million (approximately US $190 million) in cash, subject to certain customary adjustments set forth in the Purchase Agreement (the “Transaction”).

The foregoing description of the Purchase Agreement and the Transaction is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2022, which is incorporated herein by reference, as amended by the Amendment described in Item 1.01 of this report.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the closing of the Transaction is furnished herewith as Exhibit 99.1. The information provided pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description
2.1*	Amendment No. 1 to the Stock Purchase Agreement, dated May 2, 2022, among Paper Corporation of North America, Veritiv Canada, Inc., solely for purposes of Section 8.9 (and Article I and Article XI to the extent applicable to Section 8.9) of the Purchase Agreement, Veritiv Operating Company, Imperial Dade Canada Inc. and Imperial Bag & Paper Co.

2.2*	Stock Purchase Agreement, dated March 17, 2022, among Paper Corporation of North America, Veritiv Canada, Inc., solely for purposes of Section 8.9 (and Article I and Article XI to the extent applicable to Section 8.9) of the Purchase Agreement, Veritiv Operating Company, Imperial Dade Canada Inc. and Imperial Bag & Paper Co. LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2022)

99.1	Press Release, dated May 2, 2022, issued by Veritiv Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date: May 2, 2022
/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel
& Corporate Secretary